Exhibit 10.12E

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE dated this 22 day of September, 1998, by and between Salt Lake Research Associates, LP, a New Mexico Limited Partnership, hereinafter referred to as Landlord, and NPS Pharmaceuticals Inc., a Delaware Corporation, hereinafter referred to as Tenant, for premises located at 420 Chipeta Way, Suites 20200 and 20240; and premises located at 410 Chipeta Way, Suite 10219, Salt Lake City, Utah 84108.

RECITALS

WHEREAS, under that certain lease dated June 3, 1994 and as Amended on May 14, 1995, September 11, 1996 and March 6, 1997 (collectively the “Lease”), the Tenant presently occupies space (the “Premises”) at 420 Chipeta Way,. Salt Lake City, Utah; and

WHEREAS, it is Tenant’s desire to extend the term of its existing Premises of 44,791 (the “Primary Space”) rentable square feet; and

WHEREAS, it is Tenant’s desire to expand the Leased Premises and Rentable Area (the “Premises”) as noted on Exhibits “A” “A-1” and “A-2”; and

WHEREAS, it is Tenant’s desire to have an option to expand its Premises (the “Expansion Space”) if and when the space comes available; and

WHEREAS, it is Tenant’s desire to install a Nitrogen Tank (the “Tank”) at the Southwest corner near the rear entrance to the 420 Chipeta Way Building, which is located in the Common Area outside of the Premises; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1.	Section 4. Term of the Lease is amended to provide that the Term for Tenant’s existing Premises shall be extended for Five (5) years commencing October l, 1999 and expiring September 30, 2004 (the “Extended Term”).

2.	Section 2. Leased Premises and Rentable Area. This Section shall be adjusted as follows: Effective on or about December 1, 1998, Tenant shall expand its Primary Space to include space presently occupied by University of Utah Hospital Homecare (“Homecare”) and containing 9,655 rentable square feet (the “Expansion Space”) for a total of 54,446 rentable square feet. Landlord understands that Tenant is currently trying to relocate Homecare to other space outside the Building and all costs incurred to relocate Homecare are the sole responsibility of Tenant. Tenant hereby accepts the Expansion Space in its “as is” condition

3.	Section 5. Rent of the Lease is amended to provide that during the Extended Term hereof Tenant shall pay to Landlord for their Leased Premises, in addition to any other charge to be paid by Tenant under the “Lease”, $11.00 per rentable square foot as monthly rent for the first year. On each anniversary date of the extended term, rent shall increase by 2.75% and shall be paid as follows:

Year	Month	Annual
12/1/98 – 9/30/99	$46,616.75	$559,401.00
10/1/99 – 9/30/00	$49,908.83	$598,906.00
10/1/00 – 9/30/01	$51,281.33	$615,375.91
10/1/01 – 9/30/02	$52,691.56	$632,298.74
10/1/02 – 9/30/03	$54,140.58	$649,686.95
10/1/03 – 9/30/04	$55,629.45	$667,553.34

4.	Section 14. Alterations. Subject to the provisions in Paragraph 14 of the Lease, the following trade fixtures and personal property are considered Tenant owned property. Fume Hoods and Blowers, Autoclaves, Dishwashers, Cage Washers, Biosafety Cabinets, Pure Water Systems (R/O, 18 mega Ohm, etc.), Phone System, Security System, Computer Servers, Hubs, Flammable Storage Cabinets, Stockroom storage Cabinets, Library Shelving, Darkroom Equipment, Various Scientific Instruments, Make-up Air Units, Laboratory Casework (benches, hutches, cabinets), Office Casework, Office Shelving, Reception Desk, Specialized Plumbing Fixtures/Sinks, Eye Washes/Safety Showers, Specialized Lighting (track lighting, special fixtures), Cabinets and Shelving in 3 breakrooms, Projection Screens, First Aid Kits, Bulletin Boards, White Boards, Gas Cylinder Brackets and Artwork. At the termination of the Lease, Tenant may remove these items subject to the provisions of Paragraph 14 of the Lease.

Tenant shall have the right to, install security/fire doors to control access to the corridor so long as the doors meet fire code approval. Tenant must submit plans and specifications prepared in connection with the installation of the security/fire doors to Landlord and must obtain Landlord’s written consent prior to installation. Tenant shall be responsible for the installation, completion and the cost of all action required to comply with any and all statutes, rules, regulations, zoning codes, building codes and the requirements of the Americans with Disabilities Act of 1990 (the “ADA”). Tenant shall not reconfigure the common area corridors in any manner without obtaining Landlord’s prior written approval.

5.	Section 22. Default by Tenant. Paragraph 22 (b) of the Lease shall be amended to read: The failure by Tenant to make any payment of rent within 5 days after written notice from Landlord to Tenant.

6.	Section 3. Improvement of Premises of the Lease is amended to provide that Landlord shall provide Tenant with an allowance of $3.00 per square foot for any improvement costs, including, but not limited to, space planning and construction. All costs that exceed the allowance Landlord has granted will be at Tenant’s sole cost and expense and in accordance with the provisions of the Lease. Tenant will receive upon execution of this Amendment its allowance for the 54,446 square feet which is $163,338.00.

7.	Expansion Option. Tenant shall be granted an Option to Expand, subject to existing rights or options, into spaces at 420 Chipeta Way, presently occupied by Rocky Mountain Data consisting of approximately 888 square feet and/or University of Utah Hospital Homecare consisting of approximately 1,610 square feet (the “Option Space”). Tenant’s possession of the Option Space shall be the earlier of (i) the date Tenant is successful in relocating the existing tenant’s or (ii) the expiration of Rocky Mountain Data’s lease or University of Utah Hospital Homecare’s lease. The Minimum Annual Rent for the Option Space shall be leased on the then escalated rent per square foot Tenant is paying on its Primary Space and the Term shall be coterminous with the Primary Space Term herein. Additionally, Tenant agrees to accept the Option Space in its “as is” condition.

8.	Options to Renew.Tenant shall be granted three (3), three-year options to extend its lease by giving notice to Landlord at least six (6) months prior to the expiration date of the Term herein or Extension thereof of its intent to exercise such option. The Minimum Annual Rent for each of the option periods shall be established at 95% of the then prevailing market rent.

9.	The Tank

	A.	The Tank will be installed at the Southwest corner of the Common Area near the rear entrance to the Building and as is noted on the attached Exhibits “B” and “B-1” (the “Tank Space”). Wherever the term “Premises” is used throughout the Lease, it will include the Tank Space.

	B.	The Tank shall be installed at the sole expense of Tenant and only in accordance with plans and specifications, which have been previously submitted to and approved in writing by Landlord. The Tank will be installed within the Tank Space only. After the initial installation of the Tank and the improvements to the Tank Space are made, no alterations or physical additions in or to the Tank or the Tank Space may be made without Landlord’s prior written consent. Approval by Landlord of Tenant’s plans and specifications prepared in connection with the installation of the Tank and improvements to the Tank Space shall not constitute a representation or warranty as to the adequacy or sufficiency of such plans and specifications, for any use, purpose, or condition, but such approval shall merely constitute the consent of Landlord as required hereunder. Tenant shall be responsible for the completion and the cost of all action required to comply with any and all statutes, rules, regulations, zoning codes, building codes and the requirements of the Americans with Disabilities Act of 1990 (the “ADA”).

	C.	The installation of the Tank will involve among other things, leveling the sod within the Tank Space, installing a retaining wall, a concrete pad with a chain link fence and screening as well as concrete ballast’s. Any landscape area that is destroyed or damaged during the installation will be restored to its original condition at Tenant’s expense after the Tank is installed. In addition, Tenant will install, at its expense, sufficient additional shrubs around the sides of the fence enclosing the Tank.

	D.	At the expiration or earlier termination of the Lease, Tenant will remove the Tank at its expense and completely restore the Tank Space and surrounding area to its original landscaped condition.

10.		Brokeraae. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except Landlord’s Broker Grubb & Ellis/Wallace Associates and Tenant’s Broker GVA Business Properties Group. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Any and all commissions payable to Tenant’s Broker shall be paid by Tenant and Tenant indemnifies Landlord against all costs, expenses attorneys’ fees, and other liability for commissions or other compensation claimed by Tenant’s Broker.

Except as modified herein, all terms and conditions of the Lease, as amended, shall remain in full force and effect.

LANDLORD:	Tenant:

SALT LAKE RESEARCH PARK ASSOCIATES, LIMITED PARTNERSHIP	NPS PHARMACEUTICALS, INC.

By: BGK Realty, Inc., its general partner

By: /s/ Cheryl S. Willoughby	By: /s/ Robert K. [Illegible]
Cheryl S. Willoughby	Robert K. [Illegible]
Title: Senior Vice President	Title: Vice President, Finance

EXHIBIT “A”

07/13/98 MON 11:50 FAX 801 583 4981 NPS PHARMACEUTICALS 006

Security Door
Future warehouse: 150
Future offices: 151-170
NPS
NPS Expansion
NPS Expansion
NPS Expansion
Future office space: 190-199
Bldg. Janitor's Room
Combo
Rocky Mtn. Data
UofU Long Term Planning
NPS Expansion
Security Door
BUILDING 420 - LEVEL ONE
Hallway to be secured
Building 420 Floor 1
6

EXHIBIT “A-1”

1
2
3
4
5
6
7
G
F
E
D
C
B
A
NATURAL PRODUCT SCIENCES
240
NATURAL PRODUCT SCIENCES
240
200
NPS
202
NPS
8
9
10

SECOND (UPPER) FLOOR LEASE AREA PLAN

0 1 5 10 25 50 100 FEET

COMPAS
MANAGEMENT AND LEASI
(801) 322-8400

420 CHIPETA W,
SALT LAKE CITY, UT

TENANT LEA
AREA PL.

2ND FLOC
AREA PLAN

AUGUST 25, 199

FLO-

2N

EXHIBIT “A-2”

CARDIOVASCULAR #1
NATURAL PRODUCT SCIENCES
LUNG HEALTH
ORTHOPEDIC BILLING
POISON CONTROL
1,322 RSF
BARON TECH
PHYSIOLOGY
#225
STACC
1,714 RSF
#222
1,615 RSF

FIRST (UPPER) FLOOR LEASE AREA PLAN

0 1 5 10 25 50 100 FEET

JOHN STEVENSON BRU
ARCHITECT

COMPASS
MANAGEMENT AND LEASI

410 CHIPETA W
SALT LAKE CITY, UT

TENANT LEA
AREA PL

1ST FLOC
AREA PLA

AUGUST 25, 19

1

EXHIBIT “B”

Proposed Area for Tank
Rear Entrance
NPS. Shipping & Receiving
NATURAL PRODUCT SCIENCES
NPS
OFFICE
NATURAL PRODUCT SCIENCES 195
U OF U HOSPITAL HOME CARE/LONG TERM
PHARMACY I.V.
TOTAL PHARMACY I.V. LEASE
MOUNTAIN
U OF U HOSPITAL HOME CARE/SKILLED
U OF U HOSPITAL PLANNING AND REGIONAL SERVICES
U OF U HOSPITAL HOME CARE/LONG TERM
Building Front-(Accessable from Second Level)
FIRST (LOWER) FLOOR LEASE AREA PLAN
0 5 10 25 50 100 FEET
COMP
420 CHIPETA
SALT LAKE CITY
TENANT AREA
1ST FL
AREA PL
AUGUST 25, 19

EXHIBIT “B-1”